Exhibit 99.1

NEWS RELEASE

Contacts:	Raymond J. Pacini
Chief Executive Officer
California Coastal Communities, Inc.
(949) 250-7781

CALCQ Reinstates Prohibition Against

Certain Stock Acquisitions to Protect Tax Loss Carryforwards

– No New 5% Stockholders are Permitted and No Current 5% or Greater Stockholders May Acquire Additional Shares WITHOUT the Company’s Prior Written Consent

IRVINE, California, May 13, 2010 —California Coastal Communities, Inc. (OTCQB: CALCQ) announced today that it is reinstating a ban on acquisitions of additional shares of its Common Stock, under certain circumstances, in order to preserve the tax benefits of the Company’s $164 million of net operating loss carryovers (“NOLs”).  In accordance with provisions of the Company’s charter documents, unless the Company has previously consented in writing (i) no stockholder may acquire shares in an amount that would cause the stockholder to own 5% or more of the Common Stock; and (ii) no current 5% or greater stockholder may acquire any additional shares of Common Stock without the Company’s written consent.

In 2006, the Company’s Board of Directors suspended enforcement of these transfer restrictions because it determined that a sufficient cushion existed.  However, transactions by holders of over 5% of the Company’s Common Stock during the past three years necessitates the reinstatement of this control in order to ensure that the 50% change in ownership threshold is not exceeded which, under IRS rules, would severely limit the Company’s use of its NOLs.

All acquisitions of the Company’s Common Stock in violation of its charter prohibitions are null and void, and the Company is empowered to effectively reverse the effect of any such acquisitions.  The Company’s Board of Directors may, but is not required to, entertain requests for permission to exceed the limitations on stock acquisitions under circumstances it determines are not likely to jeopardize the Company’s ability to preserve and use its NOLs.

The Company is a residential land development and homebuilding company operating in southern California. The Company’s principal subsidiaries are Signal Landmark and Hearthside Homes, Inc.  Signal Landmark owns 110 acres on the Bolsa Chica Mesa, where sales commenced in August 2007 at the 356-home Brightwater community which overlooks the Pacific Ocean and the Bolsa Chica wetlands in Orange County, California.  Hearthside Homes, Inc. has delivered over 2,300 homes to families throughout southern California since its formation in 1994.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain of the foregoing information contain forward-looking statements that relate to future events or the Company’s future financial performance. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of such terms or other comparable terminology. These forward-looking statements include, but are not limited to statements about the Company’s plans, objectives, goals, expectations and intentions, and other statements contained herein that are not historical facts.

Forward-looking statements are based on current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors — many of which are out of the Company’s control and difficult to forecast — that may cause actual results to differ materially from those that may be described or implied. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements. The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

***END***